                                                               Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (Registration Statement File No. 333-43888) of our report dated March 10, 2000 (except for the matters discussed in Note 13, as to which the date is April 14, 2000) in Alloy Online, Inc.'s Form 10-K for the year ended January 31, 2000 and to all references to our Firm included in this registration statement.

                             ARTHUR ANDERSEN LLP

New York, New York

October 2, 2000